Exhibit 20.1

LNR Partners, LLC

1601 Washington Ave., Suite 700

Miami Beach, FL 33139

Acknowledgement and Acceptance of Special Servicer

October 10, 2018

BY FEDERAL EXPRESS AND ELECTRONIC MAIL (IF AVAILABLE)

U.S. Bank National Association (as Trustee)

190 South LaSalle Street, 7th Floor

Chicago, Illinois 60603

Attention: CMBS Account Management – CGCMT 2013-GC15

Fax: (866) 807-8670

Email: cmbs.transactions@usbank.com

Citibank, N.A. (as Certificate Administrator and 17g-5 Information Provider)

388 Greenwich Street, 14th Floor

New York, NY 10013

Attention: Citibank Agency & Trust – CGCMT 2013-GC15

Facsimile Number: (212) 816-5527

Email: ratingagencynotice@citi.com

Wells Fargo Bank, National Association (as Master Servicer)

Commercial Mortgage Servicing

MAC D1086

550 S. Tryon Street, 14th Floor

Charlotte, NC 28202

Attention: CGCMT 2013-GC15 Asset Manager

Fax: (704)715-0036

Attention: REAM Investor Relations

Email: REAM_Investor Relations@wellsfargo.com

Situs Holdings, LLC (as Operating Advisor)

2 Embarcadero Center, Suite 1300

San Francisco, California 94111

Attention: Stacey Ciarlanti

Email: Stacey.Ciarlanti@situs.com

Email: legal@situs.com

Re:	Acknowledgement and Acceptance of Special Servicer Special Servicer
CGCMT 2013-GC15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the “Trust”)

To Whom It May Concern:

Reference is made to that certain Pooling and Servicing Agreement dated as of September 1, 2013 by and among Citigroup Commercial Mortgage Securities Inc. as Depositor, Wells Fargo Bank, National Association as Master Servicer, Midland Loan Services, A Division of PNC Bank, National Association as Special Servicer, Situs Holdings, LLC as Operating Advisor, Citibank, N.A. as Certificate Administrator and U.S. Bank National Association, as Trustee, as the same may have heretofore been and/or may hereafter be assigned, modified, amended and/or restated (the “PSA”).

All capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the PSA.

Pursuant to Section 6.08 of the PSA, the undersigned hereby agrees with all the other parties to the PSA that the undersigned shall serve as Special Servicer under, and as defined in, the PSA. The effective date (the “Effective Date”) of the appointment of the undersigned as Special Servicer for each Mortgage Loan (other than the Walpole Whole Loan) and related REO Property shall be the date hereof, except as to the Mortgage Loan and related REO Property identified on Schedule I attached hereto, as to which the Effective Date shall be as indicated on said Schedule I. The undersigned hereby assumes, as of each applicable Effective Date, the due and punctual performance and observance of each covenant and condition to be performed or observed by the Special Servicer under the PSA with respect to each Mortgage Loan (other than the Walpole Whole Loan) and related REO Property from and after each applicable Effective Date. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.06(a) of the PSA, with the following corrections with respect to type of entity and jurisdiction of organization: LNR Partners, LLC is a duly formed limited liability company, validly existing in active status under the laws of the State of Florida.

Sincerely,

LNR PARTNERS, LLC

By: /s/ Arnold Shulkin

Name: Arnold Shulkin

Title: Vice President

cc:	LNR Partners, LLC

1601 Washington Avenue, Suite 700

Miami Beach, Florida 33139

Attention: Job Warshaw

Email: jwarshaw@lnrpartners.com

Attention: Bonita Erbstein

Email: berbstein@lnrpartners.com

Fitch Ratings Inc.

33 Whitehall Street

Attention: Commercial Mortgaged Surveillance

New York, NY 10004

info.cmbs@fitchratings.com

Moody’s Investors Service, Inc.

7 World Trade Center

250 Greenwich Street

Attn: Commercial Mortgage Surveillance Group

New York, NY 10007

CMBSSurveillance@moodys.com

Attention: Lacey Morgan

Email: lacey.morgan@moodys.com

Dominion Bond Rating Service, Inc. (“DBRS”)

333 West Wacker Drive, 18th Floor

Chicago, IL 60606

Attention: Rich Carlson

Fax: 312-332-3492

Email: rcarlson@dbrs.com

Email: cmbs.surveillance@dbrs.com

Citigroup Commercial Mortgage Securities Inc., as Depositor

388 Greenwich Street, 19th Floor

New York, New York 10013

Attention: Richard Simpson

Fax: (646) 328-2943

Email: richard.simpson@citi.com

Citigroup Commercial Mortgage Securities Inc., as Depositor

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Fax: (646) 862-8988

Email: ryan.m.oconnor@citi.com

SCHEDULE I

Loan ID	Primary Borrower/ Property Name	Effective Date
030293644	Sonco Properties, LLC/City Center Building	December 30, 2018.